UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

CULLINAN ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39856	81-3879991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cullinan Oncology, Inc. One Main Street, Suite 520 Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 410-4650

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure under Item 2.01 below is incorporated by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 21, 2022, Cullinan Oncology, Inc. (the “Company”) completed the previously announced sale (the “Disposition”) of all of the equity interests it held in Cullinan Pearl Corp. (“Pearl”) to Taiho Pharmaceutical Co., Ltd. (“Taiho”). The Disposition was made pursuant to a Share Purchase Agreement (the “Purchase Agreement”), dated May 11, 2022, among the Company, Taiho and Pearl. Pursuant to the Disposition, Taiho made an upfront payment to the Company of $275 million and the Company may receive up to an additional $130 million upon the achievement of certain regulatory milestones related to Pearl’s lead program known as CLN-081 or TAS6417, an Epidermal Growth Factor Receptor inhibitor (the “Lead Program”). In connection with the Disposition, the Company entered into a Co-Development Agreement (the “Co-Development Agreement”) with Taiho Oncology, Inc., an affiliate of Taiho (“Taiho Oncology”), pursuant to which the Company and Taiho Oncology will co-develop the Lead Program and the Company retains the option to co-promote the Lead Program in the U.S. together with Taiho Oncology. Taiho will commercialize the Lead Program in territories outside of the U.S. Taiho and the Company will share the future clinical development and commercialization costs of the Lead Program for the U.S. equally, and each will receive 50% of the net profits from future U.S. sales.

Copies of the Purchase Agreement and the Co-Development Agreement will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. A copy of the unaudited pro forma financial statements of the Company, giving effect to the Disposition, are attached as Exhibit 99.1 to the Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 23, 2022, the Company issued a press release regarding the Disposition and the Co-Development Agreement. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, or otherwise subject to liabilities under that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

The unaudited pro forma financial information is attached hereto as Exhibit 99.1. The unaudited pro forma consolidated balance sheet as of March 31, 2022, assumes the Disposition had occurred on March 31, 2022. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2022, and the year ended December 31, 2021, give effect to the Disposition as if it had occurred as of January 1, 2021.

(d)    Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Statements of the Company.

99.2	Press Release, dated June 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN ONCOLOGY, INC.

Date: June 27, 2022	By:	/s/ Jeffrey Trigilio
Jeffrey Trigilio
Chief Financial Officer